UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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NorthWest Indiana Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NorthWest Indiana Bancorp

9204 Columbia Avenue
Munster, Indiana 46321
(219) 836-4400

Notice of Annual Meeting of Shareholders

To Be Held On April 24, 2015

The Annual Meeting of Shareholders of NorthWest Indiana Bancorp will be held at the Corporate Center of Peoples Bank SB, 9204 Columbia Avenue, Munster, Indiana, on Friday, April 24, 2015, at 8:30 a.m., local time.

The Annual Meeting will be held for the following purposes:

1.	Election of Directors. Election of four directors of the Bancorp to serve three-year terms expiring in 2018;

2.	Approval of the 2015 Stock Option and Incentive Plan. Approval and ratification of the NorthWest Indiana Bancorp 2015 Stock Option and Incentive Plan.

3.	Ratification of Auditors. Ratification of the appointment of Plante & Moran, PLLC as independent registered public accountants for the Bancorp for the year ending December 31, 2015;

4.	Advisory Vote on Compensation. A non-binding vote regarding the executive compensation of the Bancorp’s named executive officers disclosed in this proxy statement, commonly referred to as a “Say on Pay” proposal; and

5.	Other Business. Other matters as may properly come before the meeting or at any adjournment.

You can vote at the meeting or any adjournment of the meeting if you are a shareholder of record at the close of business on February 20, 2015.

We urge you to read the enclosed proxy statement carefully so you will have information about the business to come before the meeting or any adjournment. At your earliest convenience, please sign, date, and return the accompanying proxy in the postage-paid envelope furnished for that purpose, or follow the related internet or telephone voting instructions. If you hold shares through a broker or other nominees, you should follow the procedures provided by your broker or nominee.

A copy of our Annual Report for the fiscal year ended December 31, 2014, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

By Order of the Board of Directors

Leane E. Cerven
Executive Vice President, General Counsel and Secretary

Munster, Indiana
March 13, 2015

It is important that you return your proxy promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States, or follow the related internet or telephone voting instructions.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 24, 2015.

The Proxy Statement and Annual Report are available at:

www.proxyvote.com

NorthWest Indiana Bancorp

9204 Columbia Avenue
Munster, Indiana 46321
(219) 836-4400

Proxy Statement

for

Annual Meeting of Shareholders

April 24, 2015

The Board of Directors of NorthWest Indiana Bancorp, an Indiana corporation, is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held at 8:30 a.m., local time, on April 24, 2015, at the Corporate Center of Peoples Bank SB, 9204 Columbia Avenue, Munster, Indiana, and at any adjournment of the meeting. The Bancorp’s principal asset consists of 100% of the issued and outstanding shares of Common Stock of Peoples Bank SB (the “Bank”). We expect to mail this proxy statement to our shareholders on or about March 13, 2015.

Items of Business

At the Annual Meeting, shareholders will:

•	vote on the election of four directors to serve three-year terms expiring in 2018;

•	vote on approval and ratification of the NorthWest Indiana Bancorp 2015 Stock Option and Incentive Plan;

•	ratify the selection of Plante & Moran, PLLC as auditors for the Bancorp for 2015;

•	hold a non-binding vote regarding the executive compensation of the Bancorp’s named executive officers disclosed in this proxy statement; and

•	transact any other matters of business that properly come before the meeting.

We do not expect any other items of business because the deadline for shareholder nominations and proposals has already passed. If other matters do properly come before the meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy to vote on any other matters brought before the meeting. Those persons intend to vote the proxies in accordance with their best judgment.

Voting Information

Who is entitled to vote?

Shareholders of record at the close of business on February 20, 2015, the record date, may vote at the Annual Meeting. On the record date, there were 2,851,417 shares of the Common Stock issued and outstanding, and the Bancorp had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented.

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How many votes are required to elect directors?

The four nominees for director receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as votes against the nominee.

How many votes are required to approve the 2015 Stock Option and Incentive Plan?

A majority of the shares of Bancorp Common Stock voting in person or by proxy and entitled to vote at the Annual Meeting must approve the 2015 Stock Option and Incentive Plan. Abstentions will be included in the number of shares present and treated as “no” votes, but broker non-votes will be excluded from the number of shares present and entitled to vote on the proposal and will have no effect on the votes.

How many votes are required to ratify the selection of Plante & Moran, PLLC as independent registered public accountants for the Bancorp for 2015?

More votes cast in favor of this proposition than are cast against it are required to ratify Plante & Moran, PLLC as the Bancorp’s auditors for 2015. Abstentions and broker non-votes will have no effect on this proposal.

How many votes are required to approve on an advisory basis the executive compensation of the Bancorp’s named executive officers?

More votes cast in favor of this proposition than are cast against it are required to approve on a non-binding basis the executive compensation of the Bancorp’s named executive officers. Abstentions and broker non-votes will have no effect on the advisory vote on executive compensation.

How do I vote my shares?

If you are a “shareholder of record,” you can vote by mailing the enclosed proxy card or by following the related internet or telephone voting instructions. The proxy, if properly signed and returned to the Bancorp and not revoked prior to its use, will be voted in accordance with the instructions contained in the proxy. If you return your signed proxy card but do not indicate your voting preferences, the proxies named in the proxy card will vote on your behalf “FOR” the four nominees for director listed below, “FOR” approval and ratification of the NorthWest Indiana Bancorp 2015 Stock Option and Incentive Plan, “FOR” the ratification of Plante & Moran, PLLC as auditors of the Bancorp for 2015, and “FOR” approval by non-binding vote of the executive compensation paid to the Bancorp’s named executive officers.

If you have shares held by a broker or other nominee, you may instruct the broker or other nominee to vote your shares by following the instructions the broker or other nominee provides to you. If you do not submit specific voting instructions to your broker, the organization that holds your shares may generally vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” The proposal to ratify Plante & Moran, PLLC as our auditors for 2015 is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. However, brokers will not have discretion to vote your shares on the election of directors, the 2015 Stock Option and Incentive Plan, or on the advisory vote on the compensation of the Bancorp’s executive officers. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees, the proposal relating to the 2015 Stock Option and Incentive Plan, or the advisory vote on the executive compensation of the Bancorp’s named executive officers.

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Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Can I change my vote after I have mailed my proxy card?

You have the right to revoke your proxy at any time before it is exercised by (1) notifying the Bancorp’s Secretary (Leane E. Cerven, 9204 Columbia Avenue, Munster, Indiana 46321) in writing, (2) delivering a later-dated proxy, or (3) voting in person at the Annual Meeting.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card even if you plan to attend the meeting.

If your shares are held by a broker or other nominee, you must obtain a proxy from the broker or other nominee giving you the right to vote the shares at the meeting.

What constitutes a quorum?

The holders of over 50% of the outstanding shares of Common Stock as of the record date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

Security Ownership by Certain Beneficial Owners and Management

The following table sets forth, as of February 20, 2015, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Bancorp’s Common Stock and as to the shares of the Common Stock beneficially owned by the persons named in the “Summary Compensation Table” (referred to in this proxy statement as Named Executive Officers) and by all directors and executive officers as a group. Persons and groups owning more than 5% of the Common Stock are required to file certain reports regarding such ownership with the Bancorp and the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based on such reports, management knows of no persons, other than as set forth in the table below, who owned more than 5% of the Common Stock at February 20, 2015. Individual beneficial ownership of shares by the Bancorp’s directors is set forth in the table below under “Election of Directors.”

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Name and Address of Individual or Identity of Group	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding
David A. Bochnowski 10203 Cherrywood Lane Munster, IN 46321	357,573	(1)	12.5%
Benjamin J. Bochnowski 1059 North Paulina Street, Unit 3 Chicago, IL 60622	9,109	(2)	*
Robert T. Lowry 730 Clover Lane Crown Point, IN 46307	19,969	(3)	*
John Diederich 829 Shannon Crown Point, IN 46307	7,700	(4)	*
Leane E. Cerven 8419 Baring Avenue Munster, IN 46321	11,068	(5)	*
Banc Fund VI L.P. Banc Fund VII L.P. Banc Fund VIII L.P. Banc Fund IX L.P. 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	243,951	(6)	8.6%
All current directors and executive officers as a group (15 persons)	594,075	(7)	20.8%

*	Under 1% of outstanding shares.

(1)	Includes 220,749 shares held jointly with Mr. Bochnowski’s spouse, 24,990 shares as to which Mr. Bochnowski’s spouse has voting and dispositive power and 26,400 shares that are owned by his children for which his spouse is custodian or trustee. Also includes 8,729 shares held as co-trustee of trusts for the benefit of Mr. Bochnowski’s children, 65,000 shares purchased by Mr. Bochnowski under the Profit Sharing Plan, 9,605 shares held in Mr. Bochnowski’s individual retirement account as to which Mr. Bochnowski has dispositive and voting power, and 2,100 shares of restricted stock over which Mr. Bochnowski has voting but not dispositive power.
(2)	Includes 5,600 shares of restricted stock over which Mr. Bochnowski has voting but not dispositive power, and 551 shares purchased by Mr. Bochnowski under the Profit Sharing Plan as to which Mr. Bochnowski has voting and dispositive power.
(3)	Includes 3,004 shares held jointly with Mr. Lowry’s spouse, 1,975 shares held in his individual retirement account, and 602 shares owned by Mr. Lowry’s spouse in an Individual Retirement Account. Also includes stock options representing 250 shares of Common Stock that were exercisable at, or within 60 days after, the record date, 2,000 shares of restricted stock over which Mr. Lowry has voting but not dispositive power, and 12,138 shares purchased by Mr. Lowry under the Profit Sharing Plan as to which Mr. Lowry has dispositive and voting power.
(4)	Includes 6,750 shares owned jointly with Mr. Diederich’s spouse. Also includes 950 shares of restricted stock over which Mr. Diederich has voting but not dispositive power.
(5)	Includes 1,450 shares owned jointly with Ms. Cerven’s spouse, 2,750 shares of restricted stock over which Ms. Cerven has voting but not dispositive power, 6,235 shares owned by Ms. Cerven’s spouse in an Individual Retirement Account, 133 shares purchased by Ms. Cerven under the Profit Sharing Plan as to which Ms. Cerven has dispositive and voting power, and 500 shares owned by Ms. Cerven in an individual retirement account.
(6)	Banc Fund VI L.P., Banc Fund VII L.P., Banc Fund VIII L.P. and Banc Fund IX L.P. are each an Illinois limited partnership. Charles J. Moore, who is the manager of these funds, has voting and dispositive power over these shares and controls these entities through The Banc Funds Company, L.L.C., an Illinois corporation, of which he is principal shareholder and which serves as general partner of MidBanc VI L.P., MidBanc VII L.P., MidBanc VIII L.P. and MidBanc IX L.P., the general partners, respectively, of Banc Fund VI L.P., Banc Fund VII L.P., Banc Fund VIII L.P. and Banc Fund IX, L.P.
(7)	Includes 250 shares as stock options that the Bancorp’s executive officers hold under the Bancorp’s 2004 Stock Option and Incentive Plan (the “2004 Option Plan”) and which were exercisable at, or within 60 days after, the record date. Such shares have been added to the total shares outstanding in order to determine the ownership percentage of the Bancorp’s directors and executive officers as a group at the record date. Also includes 93,980 shares held under the Profit Sharing Plan and 14,375 shares of restricted stock granted under the 2004 Option Plan.

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Proposal 1 — Election of Directors

The Board of Directors currently consists of eleven members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years (unless a shorter period is specified) and until their successors are elected and qualified. One class of directors is elected annually.

The four nominees for director this year are David A. Bochnowski, Kenneth V. Krupinski, Anthony M. Puntillo, and James L. Wieser, each of whom is a current director of the Bancorp. If the shareholders elect these nominees at the Annual Meeting, the terms of Messrs. Bochnowski, Krupinski, Puntillo and Wieser will expire in 2018. No director or nominee for director is related to any other director or executive officer of the Bancorp or nominee for director by blood, marriage, or adoption, except that Frank J. Bochnowski and David A. Bochnowski are cousins, and Benjamin J. Bochnowski is David Bochnowski’s son and Frank Bochnowski’s second cousin. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

The following table provides information on the nominees for the position of director of the Bancorp and for each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned as of the record date.

Name	Age	Present Principal Occupation	Director Since	Shares Beneficially Owned on February 20, 2015		Percent of Class
Nominees for Director
(Term expiring at annual meeting of shareholders in 2018)
David A. Bochnowski	69	Chairman and Chief Executive Officer of the Bancorp	1977	357,573	(1)	12.5%
Kenneth V. Krupinski	67	Certified Public Accountant and employee and past President of Swartz Retson & Co., P.C., Merrillville, Indiana	2003	7,752	(2)	*
Anthony M. Puntillo, D.D.S., M.S.D.	48	Orthodontist and Chief Executive Officer of Puntillo and Crane Orthodontics, PC	2004	3,378	(3)	*
James L. Wieser	67	Attorney with Wieser & Wyllie LLP, Schererville, Indiana	1999	4,901	(4)	*

Directors Continuing in Office
(Term expiring at annual meeting of shareholders in 2016)
Edward J. Furticella	68	Former Executive Vice President and CFO of the Bancorp; Purdue University Calumet-Professor, Accounting Program Department Head and Director of the Master of Accountancy Program	2000	63,077	(5)	2.2%
Amy W. Han, Ph.D.	51	Director of Clinical Affairs and Clinical Professor of Psychology, Indiana University School of Medicine-Northwest	2008	4,945	(6)	*
Stanley E. Mize	73	Retired; former President of Stan Mize Towne & Countree Auto Sales, Inc., Schererville, Indiana	1997	51,262	(7)	1.8%

(Term expiring at annual meeting of shareholders in 2017)
Donald P. Fesko	42	Chief Executive Officer of Community Hospital in Munster, Indiana	2005	2,110	(8)	*
Danette Garza	60	Attorney with Danette Garza law firm in Highland, Indiana, and owner of Continental Languages, LLC, Highland, Indiana; part-time Commissioner for Lake County Superior Court	2013	600		*
Joel Gorelick	67	Retired; Consultant to the Bank; former President and Chief Operating Officer of the Bancorp, Chairman of Lake County Economic Alliance, Inc., and Director of Indiana Economic Development Corporation	2000	50,496	(9)	1.8%
Benjamin J. Bochnowski	34	President and Chief Operating Officer	2014	9,109	(1)	*

* Under 1% of outstanding shares.

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(1)	For further information regarding the beneficial ownership of these shares, see “Security Ownership by Certain Beneficial Owners and Management” above.
(2)	Of these shares, 6,752 are held jointly with Mr. Krupinski’s spouse and 1,000 are held in a 401(k) plan for his benefit.
(3)	These shares are held in a trust for Dr. Puntillo’s benefit of which Dr. Puntillo serves as trustee.
(4)	These shares are held jointly with Mr. Wieser’s spouse. Mr. Wieser has pledged certain of these shares to secure a bank loan made to him and his spouse by another financial institution.
(5)	Includes 36,512 shares held jointly with Mr. Furticella’s spouse and 664 shares held by his spouse in her individual retirement account. Also includes 16,158 shares allocated to Mr. Furticella under the Profit Sharing Plan, 9,168 shares held in Mr. Furticella’s individual retirement account, and 575 shares of restricted stock awarded to his spouse.
(6)	These shares are held jointly with Dr. Han’s spouse.
(7)	Includes 4,407 shares held by his spouse’s individual retirement account, 17,140 shares owned jointly with his spouse, 4,075 shares held in his individual retirement account, 1,984 shares held by Mr. Mize as custodian for his granddaughter, 17,316 shares held in a trust for the benefit of Mr. Mize’s children, as to which Mr. Mize and his spouse serve as co-trustees, and 6,340 shares that Mr. Mize holds in his own name.
(8)	These shares are held jointly with Mr. Fesko’s spouse.
(9)	Includes 882 shares held by Mr. Gorelick’s spouse as Trustee of a trust for her benefit, 7,379 shares held by Mr. Gorelick as Trustee of a trust for his benefit, 40,829 shares held in his individual retirement account, 1,406 shares owned as custodian for his children, and 400 shares of restricted stock over which Mr. Gorelick has voting but not dispositive power.

Each of the Bancorp’s directors and director nominees has particular experience, qualifications, attributes and skills that qualify him or her to serve as a director of the Bancorp. These particular attributes are set forth below for each such director or director nominee.

(Term expiring at annual meeting of shareholders in 2016)

•	Edward J. Furticella served as Chief Financial Officer of the Bank from 1995 to 2004. Prior to that time, he served as Controller of the Bank. He has been a CPA since 1992. He currently serves as a Professor, Department Head of the Accounting Program, and Director of the Master of Accountancy Program at Purdue University Calumet. This accounting background and experience enables him to provide valuable service to the Bancorp, including with respect to analyzing the Bancorp’s operating results, financial condition, and financial budgets, and as Chairman of the Risk Management Committee and as a member of the Strategic Planning Committee and the Nominating and Corporate Governance Committee.

•	Amy W. Han, Ph.D., has a Ph.D. in psychology and has served as a human resources management consultant. She lends expertise to the Board in the human resources area. As Director of Clinical Affairs and Clinical Professor of Psychology at Indiana University School of Medicine-Northwest, she brings leadership skills and the ability to help individuals achieve their goals to the Board of Directors. She is also very knowledgeable about the means and methods of providing good customer service to individuals in Northwest Indiana. This experience assists her in her role as a member of the Wealth Management Committee, the Compensation and Benefits Committee, and the Nominating and Corporate Governance Committee.

•	Stanley E. Mize, as a prior owner of automobile dealerships and franchises, is familiar with financial accounting and budgets, which expertise is of value to the Bancorp, and assists him in his role as Chairman of the Nominating and Corporate Governance Committee and as a member of the Bancorp’s Risk Management Committee, the Strategic Planning Committee, and the Compensation and Benefits Committee.

(Term expiring at annual meeting of shareholders in 2017)

•	Donald P. Fesko is the Chief Executive Officer of a local hospital and has significant health care expertise. He is also active in the Bank’s community. These attributes are of value to the Bancorp in offering Bank products and services to the health care industry and to other Bank customers. He also served on a compensation committee for the Community Healthcare System, bringing him expertise of value to his service as Chairman of the Wealth Management Committee, and as a member of the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee.

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•	Danette Garza, as a legal consultant and the owner of Continental Languages, LLC based in Highland, Indiana, offers on-site and over-the-phone language interpreting services in over 120 languages to limited English proficient individuals. She is a certified public accountant as well as a licensed attorney specializing in corporate, estate planning and elder law. She brings to the Board financial expertise and strong business acumen. The Board draws on her professional strengths and civic involvement as resources to help with the Bancorp’s strategic direction and capitalize on strategic opportunities of the Bancorp. She is a member of the Strategic Planning Committee, the Risk Management Committee, and the Nominating and Corporate Governance Committee.

•	Joel Gorelick served as President and Chief Operating Officer of the Bancorp until January 2013 when he retired, and has over 40 years of banking experience including retail and commercial banking. He has detailed knowledge of commercial lending facilities as well as the intricacies of daily banking operations. His expertise has been utilized as an instructor for educational seminars offered by the Indiana Bankers Association. He has a high profile within the community and is active in numerous community activities. This experience assists him in his role as a member of the Wealth Management Committee.

•	Benjamin J. Bochnowski serves as President and Chief Operating Officer of the Bancorp. He joined the Bancorp in 2010, where he became Senior Vice President, Strategy and Risk, and had bank-wide responsibility for project management, strategic planning and enterprise risk management, and became Executive Vice President and Chief Operating Officer of the Bancorp in 2013. When the decision was made to nominate him as a director of the Bancorp, the Board concluded that his vision, talent and passion for community banking along with his proven track record of performance would make him a valuable addition to the Board. The Board believes that he will uphold the Bancorp’s ongoing commitment to help consumers and small business owners throughout Northwest Indiana achieve their financial goals.

(Term expiring at annual meeting of shareholders in 2018)

•	David A. Bochnowski has been the Chief Executive Officer of the Bancorp for 34 years and has 38 years of banking experience. He became President of the Bancorp in 2013 upon the retirement of Joel Gorelick, and served in that capacity until 2014 when Benjamin Bochnowski became President. He has an in-depth knowledge of the Bancorp and its subsidiaries having managed the growth and operations of the companies through numerous business cycles. An attorney with experience in federal laws and regulations applicable to the industry, he has also been actively involved in national and state issues impacting the community banking industry. He maintains a high profile in business and not for profit community activities throughout Northwest Indiana. Mr. Bochnowski also serves as the Chairman of the Executive Committee.

•	Kenneth V. Krupinski is the past President and a current employee of an accounting firm and has been a CPA since 1973. He is also actively involved in the Bank’s community. Mr. Krupinski’s extensive accounting background enables him to provide value to the Board in his role as the Board’s audit committee financial expert, as a member of the Bancorp’s Risk Management Committee, the Strategic Planning Committee, the Nominating and Corporate Governance Committee, and as Chairman of the Compensation and Benefits Committee.

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•	Anthony M. Puntillo, D.D.S., M.S.D., as the founder and owner of Puntillo and Crane Orthodontics, PC, and a member of various orthodontics associations, has expertise in such areas. He is also active in the Bank’s communities. His experience and profile assist the Bancorp and the Bank with their business lending strategies and he serves as a member of the Risk Management Committee, the Strategic Planning Committee, and the Nominating and Corporate Governance Committee.

•	James L. Wieser is an attorney who concentrates in real estate development work and representation of small businesses. This experience assists the Bancorp and the Bank in their real estate lending and lending to small businesses. He has also served on several audit and risk management committees of not-for-profit organizations. This experience assists him in his service as Chairman of the Strategic Planning Committee and as a member of the Nominating and Corporate Governance Committee.

Corporate Governance

Director Independence

All of the directors except David A. Bochnowski, Benjamin J Bochnowski and Joel Gorelick meet the standards for independence of Board members set forth in the Listing Standards for the NASDAQ Stock Exchange. Directors David Bochnowski and Benjamin Bochnowski are not independent because they are employees of the Bancorp, and Director Gorelick is not independent because he has served as an employee of the Bancorp in the last three years. Moreover, all members of the Bancorp’s Risk Management Committee, the Compensation and Benefits Committee, and the Nominating and Corporate Governance Committee meet the independence standards applicable to those committees. The Board of Directors of the Bancorp considers the independence of each of the directors under the Listing Standards of the NASDAQ Stock Exchange, which for purposes of determining the independence of the Risk Management Committee members also incorporate the standards of the Securities and Exchange Commission (the “SEC”) included in Reg. § 240.10A-3(b)(1). Among other things, the Board considers current or previous employment relationships as well as material transactions or relationships between the Bancorp or its subsidiaries and the directors, members of their immediate family, or entities in which the directors have a significant interest. The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent.

David A. Bochnowski serves as Chairman and Chief Executive Officer of the Bancorp. The Bancorp has chosen to combine the principal executive officer and board chairman positions because this combined role promotes unified leadership and direction for the Board and for executive management and allows for a single, clear focus for the chain of command to execute the Bancorp’s business plans. Moreover, the Bancorp receives active and effective management and oversight of the Bancorp’s operations by the Board’s independent directors. The Bancorp’s Risk Management, Nominating and Corporate Governance, and Compensation and Benefits Committees are comprised of a majority of independent directors. Furthermore, the Board of Directors does not believe that the size of the Bancorp or the complexity of its operations warrants a separation of the Chairman and Chief Executive Officer functions. For these reasons, the Bancorp believes that it is appropriate for David A. Bochnowski to serve as Chairman and Chief Executive Officer, and has not felt it necessary to appoint a lead independent director.

Meetings of the Board of Directors

During the fiscal year ended December 31, 2014, the Board of Directors of the Bancorp met or acted by written consent twelve times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Bancorp held while he served as director and of meetings of committees on which he served during that fiscal year.

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Board Committees

The Board of Directors has appointed an Executive Committee, composed of Directors David Bochnowski (Chairman), Mize, Furticella, Gorelick, and Wieser. The Executive Committee is authorized to exercise the powers of the Board of Directors between regular Board meetings, except with respect to the declaration of dividends and other extraordinary corporate transactions.

The Board of Directors has a Nominating and Corporate Governance Committee, which currently consists of Directors Stanley Mize (Chairman), Fesko, Han, Krupinski, Puntillo, Furticella, Wieser, and Garza. The Board of Directors has adopted a written Charter of the Nominating and Corporate Governance Committee, a copy of which is available on the Bancorp’s website at www.ibankpeoples.com. The primary functions of the Nominating and Corporate Governance Committee are to retain and terminate any search firm to be used to identify director candidates; to assess the need for new directors; to review and reassess the adequacy of the Bancorp’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval; to lead the Board in its annual review of the Board’s performance and report its findings to the Board; to recommend to the Board director nominees for each committee of the Bancorp; to review and reassess the adequacy of its written charter; and to annually review its own performance. The Nominating and Corporate Governance Committee identifies potential nominees for director based on specified objectives in terms of the composition of the Board, taking into account such factors as areas of expertise and geographic, occupational, gender, race and age diversity. The Nominating Committee assesses the effectiveness of its efforts to have a diverse Board of Directors by periodically reviewing the current Board members for geographic, occupational, gender, race and age diversity. Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Bancorp and willingness to devote adequate time to Board duties. Directors are permitted to serve on the Board until they reach the age of 76, at which time they are required to retire. During the year ended December 31, 2014, the Nominating and Corporate Governance Committee held four meetings.

The Nominating and Corporate Governance Committee also will consider director candidates recommended by the Bancorp’s shareholders. A shareholder, who wishes to nominate an individual as a director candidate at next year’s annual meeting of shareholders, rather than recommend the individual to the Board as a potential nominee, must comply with the advance notice requirements described under “Shareholder Proposals.”

The Board of Directors has appointed a Risk Management Committee, formerly the Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is composed of Directors Furticella (Chairman), Mize, Krupinski, Garza, and Puntillo. The Board of Directors has determined that Director Krupinski is an “audit committee financial expert,” as that term is defined in the Exchange Act.

The Risk Management Committee functions as the Bancorp’s liaison with its external auditors and reviews audit findings presented by the Bancorp’s internal auditor. The Risk Management Committee, along with the external auditors and internal auditor, monitors controls for material weaknesses and/or improvements in the audit function. The Risk Management Committee also monitors or, if necessary, establishes policies designed to promote full disclosure of the Bancorp’s financial condition. The Board of Directors has adopted a written Charter for the Risk Management Committee, a copy of which is available on the Bancorp’s website at www.ibankpeoples.com. During the year ended December 31, 2014, the Risk Management Committee held four meetings.

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The Board of Directors has appointed a Compensation and Benefits Committee composed of Directors Krupinski (Chairman), Han, Fesko and Mize. The Compensation and Benefits Committee is responsible for reviewing, determining, and establishing the compensation of directors and (as the Bank’s Compensation and Benefits Committee) the salaries, bonuses, and other compensation of the executive officers of the Bank. The Board of Directors has adopted a written charter for the Compensation and Benefits Committee, a copy of which is available on the Bancorp’s website at www.ibankpeoples.com. During the year ended December 31, 2014, the Compensation and Benefits Committee held one meeting. For 2014, the Compensation and Benefits Committee considered surveys provided by the American Bankers Association (Compensation & Benefits Survey Report), Crowe Horwath LLP (Financial Institutions Compensation Survey), and SNL Financial (Executive Compensation Review for Banks and Thrifts), in determining the executive compensation and director compensation.

The Board of Directors has appointed a Strategic Planning Committee composed of Directors Wieser (Chairman), Furticella, Krupinski, Mize, Puntillo, and Garza. The Committee is responsible for monitoring activity, approving initiatives, reviewing reports, and recommending strategies relating to interest rate risk (IRR), liquidity management, investment portfolio activity, capital management, business planning, and technology investments.

The Board of Directors has appointed a Wealth Management Committee composed of Directors Fesko (Chairman), Han, and Gorelick. The primary function of the Wealth Management Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring the functioning of the Wealth Management Group. The Committee will also monitor the Wealth Management Group and ensure it is in compliance with all applicable laws, rules, regulations, and internal policies of the Bank.

Risk Oversight

The Board of Directors plays an active role in the oversight of credit risk, operational risk, liquidity risk, and similar risks of the business of the Bancorp. It performs this role primarily through its Committee structure. The Risk Management Committee of the Bancorp has oversight responsibilities with respect to financial information of the Bancorp, the systems of internal controls established by management and the Board, and risk management, accounting and financial reporting processes. Members of the Risk Management Committee have the opportunity to communicate as needed with the chief executive officer, chief financial officer, chief operating officer, general counsel, internal auditor, compliance officer and loan review officer of the Bank as well as the Bancorp’s outside auditor and other directors of the Bancorp. The Committee also is authorized to retain independent counsel and accountants to the extent deemed necessary to assist with its risk oversight responsibilities. In addition, the Compensation and Benefits Committee evaluates the compensation programs of the Bancorp to ensure that they do not create incentives among management employees to take undue risks. The Bank also has a Strategic Planning Committee that, among other things, monitors risks relating to liquidity, investments, and interest rate risk.

Communications with Directors

The Board of Directors of the Bancorp has implemented a process whereby shareholders may send communications to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to NorthWest Indiana Bancorp, Board of Directors, c/o Secretary, 9204 Columbia Avenue, Munster, Indiana 46321. The Secretary of the Bancorp has been instructed by the Board to promptly forward all such communications to the specified addressees thereof. All of the Bancorp’s directors at the time attended the Annual Meeting of Shareholders held on April 24, 2014.

Code of Ethics

The Bancorp has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of the Bancorp’s directors, officers, and employees, including its principal executive officer, principal financial officer, principal accounting officer, and controller. The Ethics Code is posted on the Bancorp’s website at www.ibankpeoples.com. The Bancorp intends to disclose any waivers of the Ethics Code for directors or executive officers of the Bancorp and any amendments to the Ethics Code by posting such waivers and amendments on its website.

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Executive Compensation

The following table presents information for compensation awarded to, earned by, or paid to the Named Executive Officers for 2013 and 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

David A. Bochnowski	2014	$407,829		$19,875	—	$66,667	$51,821	$546,192
Chairman and Chief Executive Officer	2013	$394,038		$0	—	$63,259	$53,567	$510,864

Benjamin J. Bochnowski	2014	$181,500		$10,600	—	$13,569	$15,981	$221,650
President and Chief Operating Officer	2013	$150,000	(5)	$47,225	—	$16,348	$13,813	$227,386

John Diederich	2014	$185,468		$7,950	—	$14,678	$16,577	$224,673
Executive Vice President	2013	$176,146		$0	—	$14,335	$17,902	$208,382

Robert T. Lowry	2014	$185,429		$9,275	—	$14,610	$16,294	$225,608
Executive Vice President, Chief Financial Officer and Treasurer	2013	$173,001		$23,950	—	$14,335	$16,836	$228,122

Leane E. Cerven	2014	$171,383		$7,950	—	$13,383	$15,855	$208,571
Executive Vice President, General Counsel, and Secretary	2013	$159,235		$35,925	—	$14,090	$15,682	$224,931

(1)	Includes any amounts earned but deferred, including amounts deferred under the Bank’s 401(k) Plan. Executive officers of the Bancorp who serve as directors do not receive director fees.
(2)	The amount reflected in this column is the aggregate grant date fair market value of stock awards and option awards calculated in accordance with FAS ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 11 to the Bancorp’s audited financial statements for the fiscal year ended December 31, 2013, included in the Bancorp’s Annual Report on Form 10-K for 2013, and in footnote 11 to the Bancorp’s audited financial statements for the fiscal year ended December 31, 2014, included in the Bancorp’s Annual Report on Form 10-K for 2014.
(3)	This column includes the dollar value of all amounts earned during the fiscal year because specified performance criteria have been satisfied pursuant to the Bancorp’s cash incentive plan, whether or not paid to the Named Executive Officer. The Bank’s cash incentive plan is open to all employees who have been employed by September 30th of each plan year. The incentive plan is based upon the Bancorp’s return on assets, return on equity and earnings per share.
(4)	“All Other Compensation” includes contributions of the Bank made under its Profit Sharing Plan on behalf of Messrs. D. Bochnowski, B. Bochnowski, Diederich, Lowry and Ms. Cerven of $22,950, $11,925, $15,791, $15,505, and $13,809 for 2013, and $20,800, $13,569, $14,678, $14,610 and $13,383 for 2014, respectively. Such amount also includes, for the personal benefit of the officers, premiums paid for Split Dollar Plan Life Insurance on their lives in the amounts of $836, $19, $155, $98, and $87 for 2013, and $933, $56, $521, $106 and $282 for 2014, respectively. Such amount also includes dividends paid on restricted stock awards to Messrs. D. Bochnowski, B. Bochnowski, Diederich, Lowry, and Ms. Cerven in the amounts of $510, $1,870, $1,955, $1,233, and $1,785 for 2013, and $1,104, $2,356, $1,378, $1,578 and $2,190 for 2014, respectively. Mr. D. Bochnowski’s other compensation also includes (i) premiums of $17,491 for 2013, and $17,491 for 2014, paid by the Bank for disability insurance and term insurance on Mr. D. Bochnowski’s life pursuant to his employment agreement described below, and (ii) a credit in the amount of $11,781 for 2013 and $11,493 for 2014 under the Bank’s Unqualified Deferred Compensation Plan. Messrs. D. Bochnowski, B. Bochnowski, Diederich, Lowry, and Ms. Cerven received certain perquisites during 2013 and 2014, but the incremental cost of providing those perquisites did not exceed $10,000.
(5)	Mr. Benjamin Bochnowski’s annualized salary as Executive Vice President and Chief Operating Officer for 2013 was $150,000. He was appointed to that position on August 1, 2013.

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2004 Stock Option and Incentive Plan

The Board of Directors adopted the Amended and Restated 2004 Stock Option and Incentive Plan (the “2004 Option Plan”), which was approved by shareholders at the 2004 annual meeting, and amended and restated at the 2005 annual meeting of shareholders. The 2004 Option Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) unrestricted stock; and (5) performance shares or performance units. Directors, employees and consultants of the Bancorp and its subsidiaries are eligible for awards under the Plan. Pursuant to the 2004 Option Plan, the maximum number of shares with respect to which awards may be made under the 2004 Option Plan is 250,000 shares. The shares with respect to which awards may be made under the 2004 Option Plan may either be authorized or unissued shares or treasury shares. As of February 20, 2015, 16,975 shares of restricted stock and 750 incentive stock options were outstanding under the 2004 Option Plan. The plan will terminate on April 20, 2015, and no further awards may be made under the 2004 Option Plan after that date.

The purpose of the 2004 Option Plan is to promote the long-term interests of the Bancorp and its shareholders by providing a means for attracting and retaining officers and employees of the Bancorp and its subsidiaries. The 2004 Option Plan is administered by the Compensation and Benefits Committee consisting of Directors Krupinski (Chairman), Fesko, Han, and Mize each of whom is a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Options are generally awarded for terms of five years, and at an option price per share equal to the fair market value of the shares on the date of grant of the stock options. Options generally become exercisable in full five years after the date of grant. Options granted are adjusted for capital changes such as stock splits and stock dividends. The Committee has full and complete authority and discretion, except as expressly limited by the Plan, to grant awards and to provide for their terms and conditions.

The option price of each share of stock is to be paid in full at the time of exercise in cash or by delivering shares of the Bancorp common stock owned for at least six months with a market value of the exercise price, or by a combination of cash and such shares. In the event an option recipient terminates his or her employment or service as an employee or director, the options will terminate during specified periods. In the event of a change in control of the Bancorp, all options not previously exercisable shall become fully exercisable. For this purpose, change in control includes an acquisition by a third party of 25% or more of the Bancorp’s outstanding shares, a change in a majority of the Bancorp’s directors as a result of a tender offer, merger, sale of assets or similar transaction, or shareholder approval of a sale or disposition of all or substantially all of the Bancorp’s assets or another transaction following which the Bancorp would no longer be an independent publicly-owned entity; provided that such events will not be deemed a change in control if a majority of the Board of Directors of the Bancorp adopts a resolution to provide that such events will not be deemed a change in control.

Awards of restricted shares are generally subject to transfer restrictions for five years and fully vest at the end of the five-year period. If the service of a restricted stock holder terminates involuntarily within eighteen months after a change in control of the Bancorp (as defined above), any restricted transfer period to which the restricted shares are then subject will terminate and the shares will fully vest.

Employees’ Savings and Profit Sharing Plan

The Bank maintains an Employees’ Savings and Profit Sharing Plan and Trust for all employees who meet the plan qualifications. The Profit Sharing Plan is a defined contribution plan and employees are eligible to participate in the Profit Sharing Plan on January 1st or July 1st next following the completion of one year of employment, the attainment of age 18, and completion of 1,000 hours of employment. The Plan is administered by a third party and employees direct their individual investments into any of several investment options including certificates of deposit at the Bank and the Bancorp’s shares purchased on the open market. Employees eligible for the Profit Sharing Plan may redirect their investments at any time.

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Contributions to the Profit Sharing Plan are discretionary, made by the Bank and are non-contributory on the part of the employees. All contributions are also subject to review by the Compensation and Benefits Committee and approval by the Board of Directors. Profit sharing contributions made by the Bank and earnings credited to the employee’s account vest on the following schedule: two years of service, 40% of contributions and earnings; three years of service, 60% of contributions and earnings; four years of service, 80% of contributions and earnings; and five years of service, 100% of contributions and earnings. Participants also become 100% vested in the employer contributions and accrued earnings in their account upon their death, approved disability, or attainment of age 65 while employed at the Bank.

The Profit Sharing Plan is open to all eligible employees and the Bank contributes a percentage of each employee’s base salary. Consistent with the objectives of the executive compensation program, contributions to the plan may increase or decrease based upon the return on assets of the Bancorp. The Board of Directors has approved and the Compensation and Benefits Committee monitors the formula for plan contributions. For the fiscal year ending December 31, 2014, the plan contributed 8% of each eligible employee’s base salary as a result of the Bancorp’s 2014 performance. This compares to 9% for the fiscal year ended December 31, 2013.

The Employees’ Savings Plan feature allows employees to make pre-tax contributions to the Plan, subject to the limitations imposed by Section 401(k) of the Code. Effective as of December 1, 2014, employees are eligible to participate in the Employees’ Savings Plan on the first day of the month next following the completion of 90 days of employment and the attainment of age 18. Participants electing pre-tax contributions are always 100% vested in their contributions and the earnings on their investments. Participants can also borrow from their pre-tax contributions pursuant to meeting the requirements of the Code, using their account as collateral.

Based upon the Bank’s return on assets for the respective years, $613,114 (including forfeitures of $12,482) was contributed to the Profit Sharing Plan for the year ended December 31, 2014, and $663,390 (including forfeitures of $30,225) was contributed to the Profit Sharing Plan for the year ended December 31, 2013. For 2014, Mr. David Bochnowski’s Profit Sharing Plan account was credited with $20,800.00, compared to $22,950 for 2013; Mr. Benjamin Bochnowski’s Profit Sharing Plan account was credited with $13,569 compared to $11,925 in 2013; Mr. Diederich’s account was credited with $14,678 and $15,791 for such years; Mr. Lowry’s account was credited with $14,610 and $15,505 for such years; and Ms. Cerven’s account was credited with $13,383 and $13,809 for such years. The contributions made on behalf of executive officers named in the Summary Compensation Table are included in that table under the column “All Other Compensation.”

Group Medical and Insurance Coverage

Group medical and insurance coverage is a customary and competitive employment practice in the community banking industry. The Bank provides a selection of group medical insurance benefits for all full-time employees with employees selecting the type of coverage. The Bank pays 70% for single employee coverage and 60% for employee plus dependent coverage. The Bank also provides two separate life insurance and accidental death and dismemberment insurance benefits. All full-time employees receive a life insurance and accidental death and dismemberment insurance benefit equal to one-half of their annual salary the first of the month following 30 days of employment and, once they have completed one year of employment, 1,000 hours of service, and reached their 18th birthday, another life insurance and accidental death and dismemberment insurance benefit is provided on the first of the year following the satisfaction of eligibility requirements that is equal to three times an employee’s salary to a maximum of $500,000.

Effective May 1, 2012, the Bank’s non-employee directors were provided the opportunity to receive medical coverage under the Bank’s plan on the same terms as those applicable to employees. Dr. Puntillo, Ms. Garza, and Mr. Gorelick are the only outside directors who have elected such coverage.

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Post-Retirement Health Benefits

The Bank also sponsors a defined benefit post retirement plan that provides comprehensive major medical benefits to all eligible retirees. Eligible retirees are those who have attained the age of 65, have completed at least 18 years of service and are covered under the group medical plan as of the date of their retirement. Currently, the Bank pays 30% of the retiree medical premium and retirees pay 100% of premiums for dependent coverage.

BOLI Insurance

The Bank has invested in Bank Owned Life Insurance (BOLI) that insures executive officers, senior vice-presidents, and vice-presidents. A feature of this type of insurance provides a split dollar benefit to each insured that is reviewed by the Compensation and Benefits Committee and approved by the Board. The personal benefit portion of premiums paid for executive officers is indicated in the Summary Compensation Table under the column “All Other Compensation.”

Unqualified Deferred Compensation Plan

The Bank adopted an Unqualified Deferred Compensation Plan in 1995 due to the Code’s limitation on the amount of contributions a corporation can make on behalf of an employee to a qualified retirement plan. The Deferred Compensation Plan is designed to provide deferred compensation to key senior management employees of the Bank in order to recognize their substantial contributions to building shareholder value and to provide them with additional financial security as inducement to remain with the Bank. The Compensation and Benefits Committee administers the plan. To be eligible, an employee must hold a key management full time position that significantly impacts the Bank’s operating success.

The Compensation and Benefits Committee selects which persons shall be participants and authorizes the crediting each year of an amount based upon a formula involving the participant’s employer funded contributions under all qualified retirement plans and the limitations imposed by Code subsection 401(a)(17) and Code section 415. In 2014, the maximum compensation level subject to qualified plan limitations was $260,000. The Deferred Compensation Plan provides that following the cessation of employment for any reason, the participant’s account is distributed to the participant or in the event of death, to the designated beneficiary in equal monthly installments over a five-year period unless the Bank’s Board of Directors approves an alternative form of payment at the request of the participant or beneficiary.

Currently, Mr. David Bochnowski is the only participant in the Deferred Compensation Plan. For the year ended December 31, 2014, the Bank credited $11,493 to his Deferred Compensation Account, a match of 8% of his base compensation that exceeded the limitation of the Code. This amount is included in Mr. Bochnowski’s compensation in the Summary Compensation Table under “All Other Compensation.”

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Outstanding Equity Awards at December 31, 2014

The following table presents information on stock options and restricted stock held by the Named Executive Officers on December 31, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Date of Full Vesting of Unexercisable Options	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Date of Full Vesting of Stock Awards
Benjamin J. Bochnowski	—	—	—	—	—	1,500	$39,750	8/1/2018
Benjamin J. Bochnowski	—	—	—	—	—	500	$13,250	5/1/2018
Benjamin J. Bochnowski	—	—	—	—	—	200	$5,300	2/1/2018
Benjamin J. Bochnowski	—	—	—	—	—	400	$10,600	1/31/2019
David A. Bochnowski	—	—	—	—	—	600	$15,900	2/1/2018
David A. Bochnowski	—	—	—	—	—	750	$19,875	1/31/2019
John Diederich	—	—	—	—	—	300	$7,950	2/1/2018
John Diederich	—	—	—	—	—	300	$7,950	1/31/2019
Robert T. Lowry	—	—	—	—	—	300	$7,950	2/1/2018
Robert T. Lowry	250	—	$28.50	—	2/22/2018	1,000	$26,500	5/1/2018
Robert T. Lowry	—	—	—	—	—	350	$9,275	1/31/2019
Leane E. Cerven	—	—	—	—	—	300	$7,950	5/20/2015
Leane E. Cerven	—	—	—	—	—	300	$7,950	2/1/2018
Leane E. Cerven	—	—	—	—	—	1,500	$39,750	5/1/2018
Leane E. Cerven	—	—	—	—	—	300	$7,950	1/31/2019

(1)	The shares represented could not be acquired by the Named Executive Officers as of December 31, 2014.
(2)	The market value of these awards is determined by multiplying the number of shares by the closing market price of the Bancorp’s Common Stock on December 31, 2014, which was $26.50 per share.

Potential Payments upon Termination or Change in Control

The Bancorp has entered into an agreement that will require the payment of compensation to a Named Executive Officer in the event of his termination of employment, change in his responsibilities, or a change-in-control of the Bancorp. This agreement is discussed under the heading “Employment Agreement.” Furthermore, if an employee is involuntarily terminated within 18 months following a change in control of the Bancorp, any remaining transfer restrictions with respect to stock awards he or she holds will lapse.

Employment Agreement

On December 29, 2008, the Bancorp and Bank entered into an employment agreement with David A. Bochnowski, their Chief Executive Officer, which superseded and replaced his existing employment agreement. The amendments made were designed to comply with the requirements and final regulations of Section 409A of the Code, which regulates agreements with elements of deferred compensation. The employment agreement has a three-year term and provides for daily extensions to maintain its three-year term unless the Bank or the employee gives written notice not to continue such extensions. The employment agreement provides for a base salary equal to the amount Mr. Bochnowski is currently being paid, subject to increases awarded by the Board of Directors and possible decreases based on operating results before a change of control of the Bank. The employee is also entitled to discretionary bonuses, customary fringe benefits and vacation leave. The Bank will continue to pay the premiums on life insurance policies insuring the employee providing for current benefits of approximately $2 million.

The employment agreement is terminable by the Bank for cause, defined as (i) the employee’s commission of an act materially and demonstrably detrimental to the Bank or its subsidiaries constituting gross negligence or willful misconduct of the employee in the performance of his material duties to the Bank or (ii) the employee’s conviction of a felony involving moral turpitude.

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If the employment agreement terminates because of the employee’s death or disability, because he is discharged for cause, or because of the employee’s resignation without Good Reason (as defined below), the Bank is to pay the employee any amounts owed to him under the employment agreement through his date of termination. In addition, if the agreement terminates because of the employee’s death, within 30 days of the employee’s death, the Bank is to pay the employee’s estate or heirs a cash lump sum equal to his then-current annual base salary and the amount of his most recent annual bonus. In addition, if the employee’s employment terminates because of his disability, he will be entitled to a cash bonus equal to his most recent annual bonus, compensation until the earlier of his death or attainment of age 70 equal to 66% of his current base salary and annual bonus, and continuation of welfare benefits and senior executive perquisites that would have been provided to the employee had he remained employed during such period, reduced by any payments made to the employee under the Bank’s disability policies or programs.

If the employee is discharged without cause or resigns for Good Reason (defined as the failure to re-elect him as Chairman and Chief Executive Officer or as a director of the Board of Directors of the Bank, a substantial diminution in the employee’s responsibilities or duties, a material breach by the Bank of the agreement, or the Bank’s decision to terminate the daily extension of the agreement), in addition to the benefits described in the preceding paragraph, as applicable, the employee will be entitled to (1) a cash bonus equal to the most recent annual bonus received by the employee, (2) a lump sum amount equal to three times his then-current salary and recent annual bonus, (3) continuation for three years of welfare benefits and senior executive perquisites at least equal to those that would have been provided if he remained employed during that period, (4) a payment required to prefund future premiums on the life insurance policies described above, and (5) outplacement services at the expense of the Bank.

The employment agreement provides that if the employee’s employment terminates for any reason after a change of control of the Bank, the employee shall receive the benefits as provided above, except that unless his benefits would thereby be reduced, the computations will be made by using the employee’s most recent annual bonus before the change of control and welfare benefits and senior executive benefits to be continued during the specified period will be provided based on those benefits in effect immediately prior to the change of control of the Bank. For this purpose, a change of control generally occurs upon the following events: (i) acquisition of ownership of stock of the Bank or the Bancorp constituting more than 50% of the total fair market value or total voting power of the stock; (ii) change in the effective control of the Bank or the Bancorp by acquisition of 30% or more of the total voting power of the stock or replacement of a majority of the members of the Bancorp’s Board of Directors in certain circumstances; or (iii) change in ownership of a substantial portion of the Bank’s assets.

If Section 280G of the Code (which generally applies to certain severance payments triggered by a change in control) would cause the payments to be made to the employee to be subject to an excise tax as imposed by Code Section 4999, the employee’s compensation will be “grossed up” to make him whole with respect to such taxes.

If Mr. Bochnowski’s employment had been terminated on December 31, 2014, following a change in control of the Bancorp, he would have been entitled to a lump sum cash payment of $2,063,611 and the continuation of welfare insurance benefits and perquisites at least equal to those that would have been provided if the executive’s employment had continued for three years, with an estimated value of $126,439. These amounts do not include the cost or value of outplacement services to be provided under the agreement.

During a period of one year following his termination of employment, the employee may not solicit or induce any employees or customers of the Bank to leave the Bank.

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Compensation of Directors for 2014

The following table provides information concerning the compensation paid to or earned by the members of the Bancorp’s Board of Directors (except for Mr. David Bochnowski and Mr. Benjamin Bochnowski, who do not receive director’s fees) for their service as directors for 2014, whether or not deferred:

Name (1)	Fees Earned or Paid in Cash ($)	Total ($)
Frank J. Bochnowski (2)	$10,995	$10,995
Donald P. Fesko	26,492	26,492
Edward J. Furticella	26,492	26,492
Danette Garza (3)	26,492	26,492
Joel Gorelick (4)	26,492	26,492
Amy W. Han, Ph.D.	26,492	26,492
Kenneth V. Krupinski	26,492	26,492
Stanley E. Mize	26,492	26,492
Anthony M. Puntillo, D.D.S., M.S.D. (5)	26,492	26,492
James L. Wieser	26,492	26,492

(1)	Information on Messrs. David Bochnowski and Benjamin Bochnowski, who are also directors, is included in the Summary Compensation Table.
(2)	Mr. Frank Bochnowski’s term as a director expired at the annual meeting of shareholders in 2014, and, due to his age, he did not seek re-election to the Board.
(3)	Ms. Garza elected the Bank’s employee only medical benefit effective September 1, 2013. The Bank’s paid portion of the medical coverage in 2014 was $4,152.
(4)	Mr. Gorelick elected the Bank’s employee and spouse medical benefit effective February 1, 2013. The Bank’s paid portion of the medical coverage in 2014 was $7,773.
(5)	Dr. Puntillo elected the Bank’s family medical benefit, effective May 1, 2013. The Bank’s paid portion of the medical coverage in 2014 was $10,673.

Total fees paid to directors for the year ended December 31, 2014, were $249,423 in the aggregate. In 2014, the Board of Directors, acting upon the recommendation of the Compensation and Benefits Committee and after reviewing the Bancorp’s performance, did not approve an increase in the annual fee paid to directors.

Post 2004 Unfunded Deferred Compensation Plan for the Directors of Peoples Bank SB

Each director of the Bank may elect on or before December 31st of any year to defer all or a portion of his annual director fees for succeeding calendar years. The rate of interest to be paid on deferred fees will be equal to the lower of either (i) the Bank’s regular six-month certificate of deposit, plus 2%, or (ii) 120% of the applicable Federal long-term rate in effect during the month in which the Bank determined or reviews the appropriate interest rate for the Plan. The interest rate will be reset on the first business day of each month.

Amounts deferred under the plan, together with accumulated interest, are distributed in annual installments over a ten-year period beginning with the first day of the calendar year immediately following the year in which the director ceases to be a director, provided that the first annual benefit for any director deemed a “specified employee” under applicable tax regulations may not be paid any earlier than six months after the director terminates his services. Upon the death of a director, the balance of any unpaid deferred fees and interest will be paid in lump sum to the director’s designated beneficiary or estate.

The following directors are deferring fees under this plan: Stanley E. Mize, Kenneth V. Krupinski and Amy W. Han.

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Transactions with Related Persons

The Bank follows a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence as well as other loans. Current law authorizes the Bank to make loans or extensions of credit to its executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to persons who are not executive officers, directors, or principal shareholders of the Bank. At present, the Bank offers loans to its executive officers, directors, principal shareholders, and employees with an interest rate that is generally available to the public with substantially the same terms as those prevailing for comparable transactions. All loans to directors and executive officers must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to directors, executive officers, and their associates totaled approximately $4,241,080 or 5.57% of equity capital at December 31, 2014. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than normal risk of collectability or present other unfavorable features.

Risk Management Committee Report

We have reviewed and discussed with management the Bancorp’s audited financial statements as of and for the year ended December 31, 2014. We have discussed with the Bancorp’s independent registered public accounting firm, Plante & Moran, PLLC, the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have also received and reviewed the written disclosures and the letter from Plante & Moran, PLLC, required by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees overseeing independence, and have discussed with the independent registered public accounting firm the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2014.

We have also concluded that the provision by Plante & Moran, PLLC of non-audit related services to the Bancorp and the Bank during 2014 is compatible with maintaining the auditors’ independence.

This Report is respectfully submitted by the Risk Management Committee of the Bancorp’s Board of Directors.

Risk Management Committee Members

Edward J. Furticella (Chairman)

Danette Garza

Kenneth V. Krupinski

Stanley E. Mize

Anthony M. Puntillo

Proposal 2 — Approval of the NorthWest Indiana Bancorp
2015 Stock Option and Incentive Plan

On February 27, 2015, the Board of Directors of the Bancorp, upon the recommendation of the Compensation and Benefits Committee, unanimously adopted and recommended for approval by the shareholders of the Bancorp, the 2015 Stock Option and Incentive Plan (the “2015 Plan”). The Bancorp’s 2004 Option Plan will terminate on April 20, 2015, and the 2015 Plan is being adopted to replace it. No further awards will be made under the 2004 Option Plan.

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In structuring the 2015 Plan, the Board of Directors sought to provide for the broadest variety of awards that could be flexibly administered to carry out the purposes of the 2015 Plan. This authority will permit the Bancorp to keep pace with changing developments in management compensation and make the Bancorp competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the 2015 Plan will allow the Bancorp to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The 2015 Plan grants the Compensation and Benefits Committee discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant. The number of shares available for issuance under the 2015 Plan is 250,000 shares of the Bancorp’s Common Stock, without par value.

The following summary of the 2015 Plan is qualified by and subject to the more complete information set forth in the 2015 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose

The purpose of the 2015 Plan is to advance the interests of the Bancorp’s shareholders by enhancing the Bancorp’s ability to attract, retain and motivate persons who are expected to make important contributions to the Bancorp and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Bancorp’s shareholders.

Eligible Persons

Employees, directors and consultants of the Bancorp or its subsidiaries are eligible to participate in the 2015 Plan. The selection of participants is within the discretion of the Compensation and Benefits Committee. The Committee will select participants who, in the opinion of the Committee have a capacity for contributing in a substantial measure to the performance of the Bancorp or its subsidiaries. At this time, the estimated number of persons who will be eligible to participate in the 2015 Plan is approximately 30.

Shares Available

The total number of shares of the Bancorp’s Common Stock with respect to which awards may be made under the 2015 Plan is 250,000, subject to adjustment in certain events.

No individual participant may receive awards for more than 50,000 shares in any calendar year. If there is a lapse, expiration, termination, forfeiture or cancellation of any award prior to the issuance of shares or the payment of the cash equivalent therefor, or if shares are issued and thereafter are reacquired by the Bancorp pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the 2015 Plan. Additionally, shares that are withheld by the Bancorp in order to satisfy payment of the exercise price or any tax withholding obligation, and shares granted pursuant to an award agreement which is subsequently settled in cash rather than shares of Common Stock, may be subject to new awards under the 2015 Plan. Shares issued under the 2015 Plan may be authorized but unissued shares or treasury shares.

Administration of the 2015 Plan

The 2015 Plan will be administered by the Compensation and Benefits Committee. Subject to the terms of the 2015 Plan, the Committee has sole authority to administer the 2015 Plan, including, without limitation: selecting participants, determining the terms of the awards to be granted, establishing rules and procedures to administer the 2015 Plan, and interpreting the 2015 Plan.

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Types of Awards

The 2015 Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) unrestricted stock; and (5) performance shares or performance units. Awards may be granted singly or in combination as determined by the Committee:

Stock Options. Under the 2015 Plan, the Committee may grant awards in the form of either incentive or non-qualified stock options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price per share of stock subject to the option. No incentive stock option granted under the 2015 Plan may be exercised more than ten years after the date of grant (or, in the case of a holder of 10% or more of the Bancorp’s voting stock, five years). Non-qualified stock options may be exercised during such period as the Committee determines at the time of grant. The exercise price of an incentive stock option will not be less than 100% (or in the case of a holder of 10% or more of the Bancorp’s voting stock, 110%) of the fair market value of the Common Stock on the date the option is granted. No incentive stock option will be granted that would permit a participant to acquire, through the exercise of incentive stock options first exercisable in any calendar year, under all plans of the Bancorp and its subsidiaries, shares having an aggregate fair market value (determined as of the time any incentive stock option is granted) in excess of $100,000. The Committee will establish the exercise price of options that do not qualify as incentive stock options (non-qualified stock options) at the time the options are granted. It is anticipated that the Committee will, but is not required to, establish an exercise price for non-qualified stock options that is equal to the fair market value of the stock at the time the options are granted.

To exercise an option, the participant must provide written notice to the Bancorp. The option price may, at the sole discretion of the Committee, be paid by a participant in cash or shares of Common Stock owned by the participant for at least six months or any combination thereof.

Stock options granted under the 2015 Plan become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Generally, and unless provided otherwise in an award, if a participant’s continuous service with the Bancorp or a subsidiary is terminated by the Bancorp for cause, or is terminated by the participant for any reason other than death, disability, or retirement, such participant’s options will terminate immediately. Unless the terms of an award provide otherwise, in the event of death, disability or retirement, the participant’s outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, at any time during the remaining term of such option. In the event a participant ceases to maintain continuous service with the Bancorp for any other reason, the participant’s outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, but only within the three-month period immediately succeeding the date of cessation of continuous service and in no event after the expiration date of the options. Notwithstanding the foregoing, no incentive stock option may be exercised more than three months after the participant’s cessation of continuous service for any reason other than death or disability.

Stock Appreciation Rights (SARs). The 2015 Plan authorizes the Committee to grant an SAR independently of, or in tandem with, a stock option. An SAR is a right to receive payment equal to 100% of the excess of: (1) the fair market value per share of Common Stock on the date of exercise of such right multiplied by the number of shares with respect to which the right is being exercised, over (2) the aggregate exercise price for such number of shares. Proceeds from SAR exercises will be paid in shares of Common Stock (or, to the extent permitted under the 2015 Plan, in cash or Common Stock, or a combination thereof, all in the discretion of the Committee).

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An SAR granted in tandem with a stock option must be granted at the time of the grant of the related stock option. Each SAR granted in tandem with a stock option will be exercisable at the time, in the manner and to the extent the stock option to which it relates is exercisable. Upon the exercise of an SAR granted in tandem with a stock option, the stock option (or portion thereof) with respect to which such right is exercised will be surrendered and shall not be exercisable. Each independent SAR will be exercisable according to the terms and conditions established by the Committee.

Restricted Shares. The Committee may grant awards of restricted stock, in which case the grantee would be granted shares of Common Stock, subject to such forfeiture provisions and transfer restrictions as the Committee determines. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing the restricted stock would be held by the Bancorp, but the grantee generally would have all the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon. The Committee may also condition the vesting of restricted stock on the attainment of specified performance goals.

While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period of time, the 2015 Plan does not set forth any minimum or maximum duration for such provisions and restrictions. The Committee would have the authority to accelerate or remove any or all of the forfeiture provisions and transfer restrictions on the restricted stock prior to the expiration of the restricted period. If the grantee ceases to be employed by the Bancorp for any reason other than death, disability or retirement prior to the lapse of the forfeiture provisions and transfer restrictions, the unvested portion of the restricted stock will be returned to the Bancorp. In the event of death or disability prior to the expiration of the forfeiture provisions and transfer restrictions, a ratable portion of the restricted stock will become fully vested.

Unrestricted Stock. The Committee may award shares of Common Stock to participants without restrictions or payment therefor as consideration for service to the Bancorp or any other reason as the Committee determines is appropriate.

Performance Shares and Performance Units. The Committee may grant awards of performance shares or performance units which may be earned by a participant, in whole or in part, if certain goals established by the Committee (including net income, operating income, return on equity or assets, earnings per share, cash flow, cost control, share price, revenues, market share, and total return to shareholders) are achieved over a designated period of time. The Committee shall have the discretion to satisfy a participant’s performance shares or performance units by delivery of cash or stock or any combination thereof.

Amendment and Termination

The Board may at any time terminate or amend the 2015 Plan, subject to certain rights of participants with respect to any outstanding awards. No amendments to the 2015 Plan will require shareholder approval unless such approval is required to comply with Rule 16b-3 under the Exchange Act, Section 422 of the Internal Revenue Code or the rules of any applicable stock exchange or quotation system. Unless previously terminated by the Board, no further awards may be made under the 2015 Plan after ten years from the date of adoption by the shareholders of the Bancorp.

Adjustments

The 2015 Plan contains provisions for equitable adjustment of awards by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Bancorp’s capital.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the 2015 Plan. The summary is based on certain facts, assumptions, and current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be conclusive or exhaustive, and should not be relied upon as a substitute for appropriate tax advice.

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Limitation on Amount of Deduction. The Bancorp generally will be entitled to a tax deduction for awards under the 2015 Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Internal Revenue Code contains special rules regarding the federal income tax deductibility of compensation paid to the Bancorp’s Chief Executive Officer and to each of the other four most highly compensated executive officers of the Bancorp. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as “performance-based compensation” under Section 162(m). The 2015 Plan has been designed to permit the Compensation and Benefits Committee to grant awards which qualify for deductibility under Section 162(m).

Taxation of Ordinary Income and Capital Gains. Subject to certain exceptions, the maximum federal tax rate on “net capital gains” from the sale or exchange of capital assets is currently 20%, although if a taxpayer’s income falls in the 10% to 15% margin income tax bracket, that rate is 0% and if it falls in the 25% to 35% margin income tax bracket, it is 15%. In addition, the capital gains of high-income earners are subject to a net investment income tax of 3.8%. “Net capital gain” is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be “long-term” if the capital asset was held for more than one year and “short-term” if the capital asset was held for one year or less. The marginal tax rate applicable to ordinary income can range up to 39.6%. The classification of income as ordinary compensation income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

Nonqualified Stock Options. A grantee who receives a non-qualified stock option generally does not recognize taxable income upon the grant of the option, and the Bancorp is not entitled to a tax deduction at that time. The grantee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such ordinary income will be treated as compensation to the grantee subject to applicable income, FICA, and FUTA reporting and withholding requirements. The Bancorp is generally entitled to a tax deduction in an amount equal to the amount taxable to the grantee as ordinary income in the year the income is taxable to the grantee. Any appreciation in value after the time of exercise will be taxable to the grantee as capital gain and will not result in a deduction by the Bancorp.

The grantee will be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the grantee’s basis in the shares, the grantee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the grantee’s basis in the shares, the grantee will recognize long-term or short-term capital loss depending on how long the shares were held. The grantee’s basis in the option shares will equal the amount of ordinary income recognized by the grantee upon exercise of the option, plus any cash paid to exercise the option.

Incentive Stock Options. A grantee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Bancorp is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the grantee in the year of exercise. The Bancorp will not be entitled to a deduction with respect to any item of tax preference.

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A grantee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the grantee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the grantee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the grantee as a long-term or short term capital gain, depending on how long the option shares were held. The Bancorp is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the grantee as ordinary income.

Restricted Stock. A grantee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Bancorp be entitled to a tax deduction at that time, unless the grantee makes an election under Section 83(b) of the Internal Revenue Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the grantee will recognize ordinary income at such time as the transfer and forfeiture restrictions applicable to such stock lapse, in an amount equal to the aggregate fair market value of the shares, as of the date such restrictions lapsed, over the amount, if any, paid for such shares. If the Bancorp complies with applicable reporting requirements, it is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income taxable to the grantee. Such deduction would be available in the year in which the income is taxable to the grantee. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the grantee’s holding period following such lapse. Dividends or other distributions of property (other than a distribution of Common Stock of the Bancorp) with respect to restricted stock during the restricted period would constitute taxable compensation to the grantee and the Bancorp would be entitled to a deduction at the same time and in the same amount.

Pursuant to the provisions of Section 83(b) of the Internal Revenue Code, a grantee who receives restricted stock may elect to be taxed at the time of the award, if permitted by the Bancorp. If the Bancorp so permits and the grantee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the grantee, will be taxed to the grantee as taxable compensation and will be deductible by the Bancorp. Dividends paid with respect to the shares during the restricted period will be taxable as dividends to the grantee and not deductible by the Bancorp. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, the grantee will be entitled to a capital loss deduction.

Stock Appreciation Rights (SARs). Stock appreciation rights are a non-qualified deferred compensation technique under which service providers (usually executives) can elect to either exercise a stock option or take a bonus equal to the value of the stock’s appreciation. When the income is received, the grantee reports ordinary income and the Bancorp claims a compensation expense deduction.

Performance Shares, Performance Units. A grantee who receives a performance share or unit will not realize taxable income at the time of the grant, and the Bancorp will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and the Bancorp will have a corresponding tax deduction.

Change in Control

In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a “change in control” (as defined in the 2015 Plan) of the Bancorp, the forfeiture provisions and transfer restrictions applicable to such stock lapse and the stock will become fully vested with the recipient. If the employment of a recipient of performance shares or performance units is involuntarily terminated within 18 months following a change in control, the recipient will be entitled to a pro rata payment with respect to such award to the same extent as if the recipient died or became disabled, subject to compliance with certain provisions of the Internal Revenue Code. In addition, in the event of a tender offer or exchange offer for Common Stock (other than by the Bancorp) or upon the occurrence of certain other events constituting a change in control, all option awards granted under the 2015 Plan shall become exercisable in full, unless previously exercised or terminated. For this purpose, a change of control includes a person or persons acquiring 25% or more of the Bancorp’s outstanding shares, a transaction resulting in the current directors of the Bancorp ceasing to constitute a majority of the Board, and shareholder approval of a transaction in which the Bancorp ceases to be an independent publicly-owned entity or in which the Bancorp sells all or substantially all of its assets.

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Other Information

No awards have been granted under the 2015 Plan. The awards to be granted under the 2015 Plan in the future are not determinable.

On February 20, 2015, the closing price of the Bancorp’s Common Stock was $27.00 per share.

The Board of Directors recommends a vote FOR the adoption
of the 2015 Stock Option and Incentive Plan.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)

Equity compensation plans approved by security holders	750	(1)	$28.50	(2)	233,025	(3)

Equity compensation plans not approved by security holders	0		0		0

Total	750		$28.50		233,025

(1)	Granted under the NorthWest Indiana Bancorp 2004 Stock Option and Incentive Plan.
(2)	Includes only weighted-average price of stock options, as restricted share awards have no exercise price.
(3)	The 2004 Stock Option and Incentive Plan terminates on April 20, 2015, and no further awards will be made under that plan.

Proposal 3 — Ratification of Appointment of Independent
Registered Public Accounting Firm

The Risk Management Committee has engaged Plante & Moran, PLLC, an independent registered public accounting firm, to be its auditors for the year ending December 31, 2015, subject to ratification by shareholders. As discussed below, Plante & Moran, PLLC was engaged to serve as auditors for the Bancorp for the first time in 2009.

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Plante & Moran, PLLC audited the Bancorp’s financial statements for 2014. A representative of Plante & Moran, PLLC is expected to be present at the meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of Plante & Moran, PLLC as auditors of the Bancorp for 2015.

Independent Registered Public Accounting Firm’s Services and Fees

The Bancorp incurred the following fees for services performed by Plante & Moran, PLLC in fiscal year 2014 and 2013:

Audit Fees

Fees for professional services provided in connection with the audit of the Bancorp’s annual financial statements and review of financial statements included in the Bancorp’s Forms 10-Q were $141,400 for 2014 and $127,535 for 2013.

Audit Related Fees

There were audit-related services provided in 2014 of $6,500 and 2013 of $6,300.

Tax Fees

There were tax fees of $1,775 to Plante & Moran, PLLC in fiscal year 2014 and no fees paid during fiscal year 2013.

All Other Fees

No fees were paid in fiscal year 2014 or 2013 for other permissible services that do not fall within the above categories, including regulatory accounting and reporting compliance.

Preapproval Policy

The Risk Management Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent auditor that exceed $2,500. These services may include audit services, audit related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Risk Management Committee regarding the extent of services provided by the independent auditor in accordance with this preapproval, and the fees for the services performed to date. The Risk Management Committee may also preapprove particular services on a case by case basis.

For fiscal 2014, preapproved non-audit services included only those services described above for “Audit-Related Fees,” “Tax Fees,” and “All Other Fees.”

Proposal 4 — Advisory Vote on Compensation of
Our Named Executive Officers

Background

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our Board of Directors is submitting a “Say on Pay” proposal for shareholder consideration. While the vote on executive compensation is non-binding and solely advisory in nature, our Board of Directors and the Compensation and Benefits Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

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Objectives of Executive Compensation Program. The objectives of the Compensation and Benefits Committee with respect to executive compensation are the following:

(1)	provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to the Bancorp’s long-term success;

(2)	reward individual performance that achieves both short-term and long-term strategic goals consistent with improved shareholder value; and

(3)	align the interests of senior executives with those of shareholders by linking individual performance and the Bancorp’s performance with increases in shareholder value.

For the past three years, the Bancorp has been profitable, demonstrating strong and sustained performance. In 2012, the Bancorp reported net income of $6.9 million, an annual earnings increase of 27.3% over the prior year. The 2012 net income of $6.9 million represents $2.41 earnings per basic and diluted share. In 2013, the Bancorp reported an annual earnings increase of 3.9%, as net income totaled $7.1 million, compared to $6.9 million for 2012. The 2013 net income of $7.1 million represents $2.50 earnings per basic and diluted share. The 2014 net income figure of $7.4 million represents an annual earnings increase of 3.9% and the third consecutive year of record earnings for the Bancorp, exceeding its prior earnings record for 2013. The 2014 net income of $7.4 million represents $2.60 earnings per basic and diluted share.

The Compensation and Benefits Committee has adopted a balanced approach to executive compensation, consistent with best practice, the Bancorp’s performance and strategic goals, and the interests of shareholders. The Bancorp’s executive compensation practices are responsibly governed by the Compensation and Benefits Committee, which is comprised of independent directors, and by direct Board oversight. The Compensation and Benefits Committee took several actions to align executive compensation with shareholder interests, including the following:

•	Executive Compensation increases for 2012, 2013 and 2014 reflected the Bancorp’s superior performance compared to industry peers, the goal of retaining experienced and highly skilled leadership, the achievement of individual goals, and performance based promotions.

•	In January of 2013, the Board, acting upon the recommendation of the Compensation and Benefits Committee and after reviewing the Bancorp’s 2012 performance, approved a 3.5% increase in compensation for the Bancorp’s Chairman and Chief Executive Officer, and in January of 2014, the Board, acting upon the recommendation of the Compensation and Benefits Committee and after reviewing the Bancorp’s 2013 performance, approved a 3.5% increase in his compensation.

•	No incentive stock options have been awarded to any executive officers since 2008 except a 250 grant in February 2008 to the Bancorp’s Chief Financial Officer.

•	The Bancorp manages its long-term incentive stock awards program responsibly and conservatively. Restricted stock awards in the form of common equity with five-year vesting periods align management’s interests with those of the Bancorp’s shareholders.

•	As a result of strong financial performance of the Bancorp in 2012, the Bancorp made restricted stock awards of 600, 200, 300, 300, and 300 shares in 2013 to Messrs. D. Bochnowski, B. Bochnowski, Diederich, Lowry and Ms. Cerven, respectively. An award of 1,500 shares in May of 2013 was made to the Bancorp’s General Counsel upon her promotion to Executive Vice President, and awards of 500 and 1,500 shares were made to Mr. Benjamin Bochnowski upon his promotion to Senior Vice President in May of 2013 and upon his promotion to Executive Vice President and Chief Operating Officer in August of 2013, respectively.

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•	Because of even stronger financial results in 2013 and 2014, the Bancorp made awards of 750, 400, 350, 300, and 300 restricted shares on January 31, 2014, to Messrs. D. Bochnowski, B. Bochnowski, Lowry, Diederich, and Ms. Cerven, respectively, and awards of 750, 3,000, 350, 350, and 350 restricted shares on February 6, 2015, to D. Bochnowski, B. Bochnowski, Lowry, Cerven and Diederich, respectively. The award of 3,000 shares to Mr. Benjamin Bochnowski was also in recognition of his promotion to President and Chief Operating Officer in January of 2015.

•	The Bancorp has revised its Compensation and Benefits Committee charter to authorize the hiring by the Committee members of independent advisors, including attorneys, to assist the Committee in carrying out its responsibilities.

•	The Bancorp’s insider trading policy prohibits hedging transactions by its directors, officers and employees.

Over this period, the Bancorp has been able to retain key executives who believe in the long-term prospects of the Bancorp and are willing to tie their compensation to achieving the performance goals established by the Compensation and Benefits Committee.

The Board of Directors believes the Bancorp’s compensation programs are well tailored to recruit and retain key executives and drive shareholder value.

Please review this proxy statement and consider the following proposal:

“RESOLVED, that the Bancorp’s shareholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Bancorp’s Proxy Statement for the 2015 Annual Meeting of Shareholders, including compensation set forth or described in the 2014 Summary Compensation Table and the other related tables and disclosures.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Bancorp’s officers and directors and persons who own more than 10% of the Bancorp’s Common Stock file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Bancorp with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of the forms it received and/or written representations from reporting persons, the Bancorp believes that during the fiscal year ended December 31, 2014, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the Exchange Act were satisfied in a timely manner.

Shareholder Proposals

Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Bancorp and included in the proxy statement and form of proxy relating to that meeting must be received at the main office of the Bancorp for inclusion in the proxy statement no later than November 14, 2015. Any such proposal should be sent to the attention of the Secretary of the Bancorp at 9204 Columbia Avenue, Munster, Indiana 46321, and will be subject to the requirements of the proxy rules under the Exchange Act and, as with any shareholder proposal (regardless of whether included in the Bancorp’s proxy materials), the Bancorp’s articles of incorporation, by-laws and Indiana law.

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A shareholder proposal being submitted for presentation at the Annual Meeting, but not for inclusion in the Bancorp’s proxy statement and form of proxy, will be considered untimely if it is received by the Bancorp later than 90 days prior to the Annual Meeting. If the Bancorp receives notice of such proposal after such time, each proxy that the Bancorp receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in the Bancorp’s proxy statement for the next Annual Meeting.

Householding

We have adopted a procedure approved by the SEC called “householding” for those registered shareholders who consent to this procedure by either checking “Yes” in the “householding election” on the proxy card that accompanies this mailing or by notifying us at the address or phone number below. If you consent to this procedure, multiple shareholders who share the same address who consent to “householding” will receive only one copy of the Bancorp’s annual report and proxy statement (“Proxy Materials”), but each shareholder will continue to receive a separate proxy card. We have undertaken householding to reduce our printing costs and postage fees. Householding also is environmentally friendly and creates less paper for participating shareholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

If you have consented to householding, you will receive or continue to receive a single copy of the Proxy Materials for future meetings. However, if you decide you would prefer to receive again multiple copies of the Proxy Materials, upon your request, we will promptly provide you with additional copies. You may elect to receive multiple copies for a specific meeting or opt-out of householding for all future meetings. Requests to receive multiple copies of the Proxy Materials can be made at any time prior to thirty days before the mailing of Proxy Materials in March of each year. You may request multiple copies by notifying us in writing to the Bancorp at 9204 Columbia Avenue, Munster, Indiana 46321, Attention: Shareholder Services, or by telephone at (219) 836-4400.

Other Matters

Management is not aware of any business to come before the Annual Meeting other than those described in the proxy statement. However, if any other matters should properly come before the Annual Meeting, the proxies solicited by this proxy statement will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The Bancorp will bear the cost of the solicitation of proxies. The Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Bancorp may solicit proxies personally or by telephone without additional compensation.

We urge each shareholder to complete, date and sign the proxy and return it promptly in the enclosed envelope, or to vote by following the related internet or telephone voting instructions.

By Order of the Board of Directors

Leane E. Cerven
Executive Vice President, General Counsel and Secretary

March 13, 2015

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APPENDIX A

NORTHWEST INDIANA BANCORP

2015 STOCK OPTION AND INCENTIVE PLAN

1.          Plan Purpose. The purpose of the Plan is (i) to align the personal interests of Plan Participants with those of the shareholders of the Company, (ii) to encourage key individuals to accept or continue employment or service with the Company and its subsidiaries, and (iii) to furnish incentives to such key individuals to improve operations and increase profits by providing such key individuals the opportunity to acquire Common Stock of the Company or to receive monetary payments based on the value of such Common Stock. It is intended that certain Awards granted under the Plan will qualify as performance-based compensation within the meaning of Section 162(m) of the Code, to the extent applicable.

2.          Definitions. The following definitions are applicable to the Plan.

“Affiliate” — means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award” — means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Unrestricted Stock, Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights or any combination thereof, as provided in the Plan.

“Board” — means the Board of Directors of the Company.

“Change in Control” — means each of the events specified in the following clauses (i) through (iii): (i) any third “person” (including a group), as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

“Code” — means the Internal Revenue Code of 1986, as amended.

“Committee” — means the Committee referred to in Section 3 hereof.

“Company” — means NorthWest Indiana Bancorp, an Indiana corporation.

“Continuous Service” — means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

“Director” — means any individual who is a member of the Board or a member of the Board of Directors of any Affiliate.

“Disability” — means, with respect to a Participant, a medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months and that entitles the Participant to income replacement benefits under the disability plan of the Company or any of its Affiliates.

“Employee” — means any person, including an officer, who is employed by the Company or any Affiliate.

“Exchange Act” — means the Securities Exchange Act of 1934, as amended.

“Exercise Price” — means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

“Incentive Stock Option” — means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Section 422 of the Code.

“Market Value” — means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by any quotation system on which trading prices for the Shares are quoted, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

“Non-Qualified Stock Option” — means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

“Option” — means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” — means any individual selected by the Committee to receive an Award.

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“Performance Criteria” — means any of the following areas of performance of the Company, or any Affiliate, as determined under generally accepted accounting principles or as reported by the Company: (i) earnings per share; (ii) return on equity; (iii) return on assets; (iv) operating income; (v) market value per share; (vi) EBITDA; (vii) cash flow; (viii) net income (before or after taxes); (ix) revenues; (x) cost reduction goals; (xi) market share; (xii) total return to shareholders; (xiii) improvements in the Company’s credit quality as measured by changes to the Company’s allowance for loan losses, the ratio of the allowance for loan losses to total loans, net of unearned income, or the ratio of net charge-offs to average loans, net of unearned income; (xiv) fee income; (xv) net interest income; (xvi) growth in loans; and (xvii) growth in deposits.

“Performance Goal” — means if the Performance Shares, Performance Units or Restricted Stock is intended to comply with Code Section 162(m), an objectively determinable performance goal established by the Committee with respect to a given award of Performance Shares, Performance Units or Restricted Stock that is based on one or more Performance Criteria and if the Performance Shares, Performance Units or Restricted Stock are not intended to comply with Code Section 162(m) any performance goal established by the Committee based on any performance criteria.

“Performance Cycle” — means the period of time, designated by the Committee, over which Performance Shares or Performance Units may be earned.

“Performance Shares” — means Shares awarded pursuant to Section 12 of the Plan.

“Performance Unit” — means an Award granted to a Participant pursuant to Section 12 of the Plan.

“Plan” — means this 2015 Stock Option and Incentive Plan of the Company.

“Reorganization” — means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

“Restricted Period” — means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 10 hereof with respect to Restricted Stock awarded under the Plan.

“Restricted Stock” — means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 10 hereof, so long as such restrictions are in effect.

“Retirement” — means, with respect to a Participant, the termination of the Participant’s status as an Employee, for any reason other than death, after having attained age 65.

“Securities Act” — means the Securities Act of 1933, as amended.

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“Shares” — means the Common Stock, without par value, of the Company.

“Stock Appreciation Rights” — means an Award granted to a Participant pursuant to Section 11 the Plan.

“Unrestricted Stock” — means Shares awarded to a Participant by the Committee without any restrictions.

3.          Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom shall be a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish from time to time procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan. The Committee shall, without limitation, have authority to accelerate the vesting of Awards made hereunder and to make amendments or modifications of the terms and conditions (including exercisability of the Awards) relating to the effect of termination of employment or services of a Participant.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4.          Participants. The Committee may select from time to time Participants in the Plan from those Directors, Employees or consultants of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

5.          Substitute Options. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

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6.          Shares Subject to Plan. Subject to adjustment by the operation of Section 13 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 250,000 Shares, all of which may be subject to grants of Incentive Stock Options. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 50,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which an expiration, termination, cancellation or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.

7.          General Terms and Conditions of Options. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (a) the Exercise Price, which shall not be less than the Market Value per Share on the date the Option is granted, (b) the number of Shares subject to, and the expiration date of, any Option, (c) the manner, time and rate (cumulative or otherwise) of exercise of such Option, (d) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option, (e) the conditions, if any, under which a Participant may transfer or assign Options, and (f) any other terms and conditions as the Committee, in its sole discretion, may determine. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

8.          Exercise of Options.

(a)          Except as provided in Section 16, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 8, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

(b)          To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment shall be made either (i) in cash (including by check, bank draft or money order), (ii) by delivering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price, (iii) a combination of cash and such Shares, or (iv) by any other means determined by the Committee in its sole discretion.

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(c)          If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, Disability or Retirement, all rights under any Option of such Participant shall terminate immediately upon such cessation of Continuous Service. If the Continuous Service of a Participant is terminated by reason of death, Disability or Retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option. If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph (c) of this Section 8, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within the period of three months immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

(d)          In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

(e)          Notwithstanding the provisions of the foregoing paragraphs of this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

9.          Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (a) no Incentive Stock Option shall be granted more than ten years after the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted, (b) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (c) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant, (d) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000, and (e) no Incentive Stock Option may be exercised more than three months after the Participant’s cessation of Continuous Service for any reason other than death or Disability. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years after the date such Incentive Stock Option is granted. Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under the Plan.

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10.         Terms and Conditions of Unrestricted Stock and Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant Awards of Unrestricted Stock and Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (e) of this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 10. Unless the Committee otherwise specifically provides in the applicable instrument evidencing the grant of Restricted Stock, an Award of Restricted Stock will be subject to the following provisions:

(a)          At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The vesting of Restricted Stock may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 12) within specified Performance Cycles. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 10 and Section 13 hereof, the Participant as owner of such Shares shall have all the rights of a shareholder, including, but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

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(b)          Except as provided in Section 15 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, Disability or Retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 10 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death, Disability, or Retirement, then, unless the Committee shall determine otherwise, the restrictions with respect to the Ratable Portion (as hereinafter defined) of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The “Ratable Portion” shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant’s death, Disability, or Retirement reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death, Disability, or Retirement of the Participant.

(c)          Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2015 Stock Option and Incentive Plan of the Corporation, and an Agreement entered into between the registered owner and the Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of the Corporation.”

At the expiration of the restrictions imposed by paragraph (a) of this Section 10, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 10 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 10.

(d)          At the time of an award of Shares of Restricted Stock, the Participant shall enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award and containing such other matters as the Committee shall in its sole discretion determine.

11.         Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights independently of or in connection with all or any part of an Option granted under the Plan. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall determine from time to time and as may be set forth in an Award Agreement, including the following:

(a)          A Stock Appreciation Right may be made part of an Option at the time of its grant.

(b)          Each Stock Appreciation Right will entitle the holder to elect to receive an amount in Shares (or, to the extent permitted under Section 24, in cash or in Shares, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

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(i)          the Market Value per Share of the Common Stock on the date of exercise of such right, multiplied by the number of Shares with respect to which the right is being exercised, over

(ii)         the aggregate Market Value for such number of Shares as of the date the Stock Appreciation Right was granted.

(c)          Each Stock Appreciation Right connected to an Option will be exercisable at the time, in the manner and to the extent the Option to which it relates is exercisable. Each independent Stock Appreciation Right will be exercisable according to the terms and conditions established by the Committee in the instrument evidencing the Award.

(d)          Upon the exercise of a Stock Appreciation Right connected to an Option, the Option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable. Exercise of such a Stock Appreciation Right will reduce the number of Shares purchasable pursuant to the related Option and available for issuance under the Plan to the extent of the number of Shares with respect to which the right is exercised, whether or not any portion of the payment made upon exercise of such right is made in Common Stock.

12.         Performance Shares and Performance Units.

(a)          The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of any one or combination of Performance Goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee.

(b)          In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.

(c)          As determined in the discretion of the Committee, Performance Goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

(d)          At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum following the close of the applicable Performance Cycle. Individuals must be employed on the payment date to receive payment; otherwise such payment will be forfeited.

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(e)          The grant of an Award of Performance Shares or Performance Units will be evidenced by an instrument containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

(f)          If the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability, death or Retirement, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

(g)          If the Award of Performance Shares or Performance Units are intended to comply with Section 162(m) of the Code, the Committee shall take such additional actions, within the time periods, specified therein.

13.         Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

14.         Effect of Reorganization. Unless otherwise provided by the Committee in the instrument evidencing an Award, Awards will be affected by a Reorganization as follows:

(a)          If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 10(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom an Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise the Option in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

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(b)          If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Participant shall be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization (the “Acquisition Consideration”); (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received, which shall be subject to the restrictions set forth in Section 10(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof; (iii) each Participant will be entitled, upon exercise of a Stock Appreciation Right in accordance with all the terms and conditions of the Plan, to receive the difference between (A) the aggregate fair market value, on the applicable date, of the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which might have been obtained upon exercise of the Option to which the Stock Appreciation Right relates ( or any portion thereof) immediately prior to such Reorganization and (B) the aggregate Exercise Price of such Option (or portion thereof); and (iv) each holder of Performance Shares or Performance Units (with respect to Shares, if any, covered by such Award) will be entitled to receive on the date set forth in such Award, the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which are covered by such Award.

15.         Effect of Change in Control.

(a)          If the Continuous Service of any Participant is involuntarily terminated, for whatever reason, at any time within 18 months after a Change in Control, unless the Committee shall have otherwise provided in the instrument evidencing the Award, (i) any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded; and (ii) with respect to Performance Shares and Performance Units, the Participant shall be entitled to receive a pro rata payment to the same extent as if the Participant ceases Continuous Service by reason of death, Disability or Retirement under Section 12 of the Plan.

(b)          If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

16.         Assignments and Transfers. Except as otherwise determined by the Committee, neither any Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

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17.         No Implied Rights. No officer, Director, Employee or other person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant and no officer, Director, Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

18.         Delivery and Registration of Stock. The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities law. It may be provided that any such representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities law. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of such shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

19.         Withholding Tax. Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee determines, not to exceed the amount determined by using the maximum federal, state and local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

20.         Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted), shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner adversely affect the rights of any Participant who has been granted an Award pursuant to the Plan without the consent of the Participant to whom the Award was granted. To the extent a modification of a stock right causes it to be subject to the deferred compensation rules, it will be further modified to comply with such rules (e.g., by requiring the stock right to be exercised in a particular calendar year). To the extent any awards under the plan are subject to the deferred compensation rules, such awards will not be paid as a result of the termination of the plan except as permitted by the requirements of Section 409A of the Internal Revenue Code and the regulations thereunder. To the extent an extension of a stock right causes it to be in violation of Section 409A of the Code such extension shall be prohibited.

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21.         Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company and shall continue in effect for a term of ten years after the date of adoption unless sooner terminated under Section 20 hereof.

22.         Governing Law. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana.

23.         Shareholder Rights. Except to the extent provided with respect to an Award of Restricted Stock in accordance with Section 10, no Participant shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued and delivered to the Participant.

24.         Code Section 409A Standards. To the extent that any terms of the Plan, an instrument evidencing an Award, or an Award would subject any Participant to gross income inclusion, interest, or additional tax pursuant to Section 409A of the Code, those terms are to that extent superseded by the applicable Section 409A Standards.

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